 Exhibit 3.1

CERTIFICATE OF AMENDMENT OF
THE RESTATED CERTIFICATE OF INCORPORATION OF
INTERNAP CORPORATION

Pursuant to Section 242 of the General Corporation Law of the State of Delaware Internap Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The original Certificate of Incorporation was filed with the Secretary of the State of Delaware on July 25, 2001, a Restated Certificate of Incorporation was filed with the Secretary of the State of Delaware on February 26, 2010, a Certificate of Amendment of the Restated Certificate of Incorporation was filed with the Secretary of the State of Delaware on June 18, 2010, and Certificate of Amendment of the Restated Certificate of Incorporation was filed with the Secretary of the State of Delaware on November 24, 2014.

2. Article IV(A) of the Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 220,000,000 shares of stock. Such shares shall be divided into two classes as follows:

(i)	200,000,000 shares of common stock (“Common Stock”), each having a par value of one-tenth of one cent ($0.001).

(ii)	20,000,000 shares of preferred stock (“Preferred Stock”), each having a par value of one-tenth of one cent ($0.001).

3. This Certificate of Amendment of the Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. This Certificate of Amendment of the Restated Certificate of Incorporation shall be effective  June 22, 2017 at 4 P.M. Eastern Time.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be duly executed this 22nd day of June, 2017.

INTERNAP CORPORATION

By: /s/ Richard P. Diegnan
Name:  Richard P. Diegnan
Title: SVP & General Counsel